                                                                     EXHIBIT 4.4

<FRONT OF STOCK CERTIFICATE>
Number BXG __________
Shares

COMMON STOCK
Par Value One Cent
<Bluegreen Logo>

<Illustration of female figure in an outdoor setting. The figure is holding a basket of roses.>
BLUEGREEN CORPORATION
INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS
This Certificate is Transferable in New York, NY or Ridgefield Park, NJ
CUSIP 096231 10 5
SEE REVERSE FOR CERTAIN DEFINITIONS
This Certifies that _______________ is the owner of _______________
FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF
<In Script>Bluegreen Corporation, transferable on the books of the Corporation by the holder in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Articles of Organization and amendments thereto filed or to be filed or recorded in the office of the Secretary of the Commonwealth of Massachusetts and to the provisions of the By-Laws of the Corporation as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Bluegreen Corporation<End Script>
<Watermark across language above> CERTIFICATE OF STOCK
Dated:
COUNTERSIGNED AND REGISTERED:
By
CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE


CHIEF FINANCIAL OFFICER



CHIEF EXECUTIVE OFFICER
<Corporate Seal>BLUEGREEN CORPORATION * 1985 Massachusetts

<BACK OF STOCK CERTIFICATE>
BLUEGREEN CORPORATION
The Corporation is authorized to issue Preferred Stock and Common Stock. The Preferred Stock may be divided into and issued in one or more series, having such preferences, voting powers, qualifications and special and relative rights as may be established by the Board of Directors from time to time. The Corporation will furnish to the holder hereof upon written, request and without charge a copy of the full text, as set forth in the Corporation's Articles of Organization, of the preferences, voting powers, qualifications and special and relative rights of the shares of each class (and each series of a class, if any) of its capital stock authorized to be issued as of the date of such request. Requests for copies should be directed to the Corporation at its principal office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT - ________ Custodian ________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ____________________
Additional abbreviations may also be used though not in the above list.
ASSIGNMENT
For value received, ____________________ hereby sell, assign and transfer unto PLESE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE
Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, _______________

---------------------
NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.
Signature(s) Guaranteed:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AND ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.